NSAR ITEM 77O

                            VK Municipal Income Trust
                               10f-3 Transaction

Under    Underwriting   Purchased   Amount of   % of     Date of
writing#                  From     shares     Underwriting Purchase
                                   Purchased

1        Tampa Bay Water Smith Barney  1,000  0.42    10/17/01
         FL Util System
2        Triborough      Bear Stearns  1,500  0.13    11/05/01
         Bridge & Tunnel
         Authority
3        Brazo River TX  Bear Stearns  1,250  0.22    11/07/01
         Auth Pollution
         Control
4        Salt River   Goldman Sachs 4,375  0.75   11/26/01
         Project AZ
         AGRI

Underwriting Participants:

Underwriting #1
Salomon Smith Barney
Raymond James & Assoc.
AG Edwards & Sons
Banc of America Securities
Merrill Lynch & Co.
Morgan Stanley Dean Witter
SunTrust Capital Markets, Inc.

Underwriting #2
Bear Stearns
First Albany Corp.
Lehman Brothers
J.P. Morgan Securities Inc.
Morgan Stanley Dean Witte
Salomon Smith Barney
UBS PaineWebber Inc.
ABN Amro Financial Services
Advest, Inc.
CIBC World Markets
Commerce Capital Markets, Inc.
RBC Dain Rauscher Inc.
Fahnestock & Co.
Jackson Securities
Lebenthal & Co.
Merrill Lynch
Quick & Reilly
Ramirez & Co.  Inc.
Raymond James & Assoc.
Roosevelt & Cross Inc.
Siebert Brandford Shank & Co.
First Union National Bank

Underwriting #3
Morgan Stanley
Bear Stearns
Lehman Brothers

Underwriting #4
Goldman Sachs
Bear Stearns
Morgan Stanley
J.P. Morgan